Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of Civitas Solutions, Inc. and the effectiveness of Civitas Solutions, Inc.’s internal control over financial reporting dated December 14, 2016, appearing in the Annual Report on Form 10-K of Civitas Solutions, Inc. for the year ended September 30, 2016.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 14, 2016